Exhibit 99.1

Byline Bancorp, Inc. Reports First Quarter 2024 Financial Results

First quarter net income of $30.4 million, $0.70 diluted earnings per share

Chicago, IL, April 25, 2024 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	For the quarter			First Quarter Highlights
	1Q24	4Q23	1Q23
Financial Results ($ in thousands)				• ROAA of 1.36%
Net interest income	$85,541	$86,285	$75,718
Non-interest income	15,473	14,503	15,145	• PTPP ROAA of 2.10%(1)
Total Revenue(1)	101,014	100,788	90,863
Non-interest expense	53,809	53,584	48,800	• ROTCE of 15.88%(1)
Pre-tax pre-provision net income (PTPP)(1)	47,205	47,204	42,063
Provision for credit losses	6,643	7,235	9,825	• TCE/TA of 8.76%(1); CET1 of 10.59%
Provision for income taxes	10,122	10,365	8,293
Net Income	$30,440	$29,604	$23,945	• TBV per share of $18.29(1), up 8.1% YoY

Per Share				Income Statement
Diluted EPS	$0.70	$0.68	$0.64	• Total revenue of $101.0 million(1)
Dividends declared per common share	0.09	0.09	0.09
Book value per share	22.88	22.62	21.10	• Net Income of $30.4 million
Tangible book value per share(1)	18.29	17.98	16.92
				• PTPP of $47.2 million(1)
Balance Sheet & Credit Quality ($ in thousands)
Total deposits	$7,350,202	$7,176,999	$5,812,652	• Tax equivalent NIM of 4.01%(1)
Total loans and leases	6,801,782	6,702,311	5,543,711
Net charge-offs (NCO)	6,211	12,186	1,171	• Efficiency ratio of 51.94%(1)
Allowance for credit losses (ACL)	102,366	101,686	90,465
ACL to total loans and leases held for investment	1.51%	1.52%	1.64%	Balance Sheet
				• Deposit growth of $173.2 million, or 9.7%(2)
Select Ratios (annualized where applicable)
Efficiency ratio(1)	51.94%	51.63%	52.10%	• Total loans and leases grew $99.5 million,
Return on average assets (ROAA)	1.36%	1.34%	1.32%	or 6.0%(2)
Return on average stockholders' equity	12.26%	12.56%	12.38%
Return on average tangible common equity(1)	15.88%	16.68%	16.20%	• Total assets grew $528.5 million, or 23.9%(2)
Net Interest Margin (NIM)	4.00%	4.08%	4.38%
Common equity to total assets	10.72%	11.15%	10.57%	• Stockholders' equity exceeded $1.0 billion
Tangible common equity to tangible assets(1)	8.76%	9.06%	8.66%
Common Equity Tier 1	10.59%	10.35%	10.27%	• Loan/deposit ratio decreased to 92.54%

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, "Our team continues to execute well on our strategy and this quarter was no exception. We reported strong financial results while surpassing $9.0 billion in total assets and $1.0 billion in stockholders’ equity. We remain optimistic about our opportunities to execute on our strategy in the future to further enhance the value of our franchise, while becoming the preeminent commercial bank in Chicago."

Alberto J. Paracchini, President of Byline Bancorp, added, "We had a solid start to 2024 and were pleased with our results for quarter. Earnings and profitability remained robust and we had nice growth in loans and deposits. Credit quality remained stable and expenses continue to remain well managed. Our balance sheet remains strong, giving us flexibility to grow the business and

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(2)
Annualized

Byline Bancorp, Inc.

take advantage of opportunities in the market. I want to thank our employees for their continued hard work in serving our clients."

Board Declares Cash Dividend of $0.09 per Share

On April 23, 2024, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on May 21, 2024, to stockholders of record of the Company's common stock as of May 7, 2024.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Net interest income for the first quarter of 2024 was $85.5 million, a decrease of $744,000, or 0.9%, from the fourth quarter of 2023. The decrease in net interest income was primarily due to an increase of $2.7 million in deposit interest expense primarily due to time deposit growth and higher rates paid on deposits, and an increase of $773,000 in other borrowing interest expense due to increased borrowings, offset by lower borrowing costs. The decrease was partially offset by an increase of $2.5 million in other interest and dividend income mainly due to interest income earned on funds held with the Federal Reserve Bank.

Tax-equivalent net interest margin(1) for the first quarter of 2024 was 4.01%, a decrease of eight basis points compared to the fourth quarter of 2023. Total net loan accretion income impact on the margin contributed 20 basis points to the net interest margin for the current quarter compared to 24 basis points for the prior quarter.

The average cost of total deposits was 2.56% for the first quarter of 2024, an increase of 14 basis points compared to the fourth quarter of 2023, as a result of higher rates on time deposits and money market accounts. Average non-interest-bearing demand deposits were 25.9% of average total deposits for the current quarter compared to 27.5% during the prior quarter.

Provision for Credit Losses

The provision for credit losses was $6.6 million for the first quarter of 2024, a decrease of $592,000 compared to $7.2 million for the fourth quarter of 2023, mainly attributed to a smaller allocation to individually assessed loans, offset by growth in the loan and lease portfolio. The provision for credit losses for the quarter is comprised of a provision for loan and lease losses of $6.9 million and a recapture for unfunded commitments of $248,000.

Non-interest Income

Non-interest income for the first quarter of 2024 was $15.5 million, an increase of $970,000, or 6.7%, compared to $14.5 million for the fourth quarter of 2023. The increase in total non-interest income was primarily due to a $1.0 million increase in other non-interest income due to increased income on derivatives and gains on the sales of leased equipment, and a $531,000 decrease in the downward valuation of the loan servicing asset reflecting lower discount rates. These were partially offset by a $449,000 decrease in the change in fair value of equity securities.

Net gains on sales of loans were $5.5 million for the current quarter, an increase of $53,000 compared to the prior quarter. During the first quarter of 2024, we sold $72.5 million of U.S. government guaranteed loans compared to $89.1 million during the fourth quarter of 2023.

Non-interest Expense

Non-interest expense for the first quarter of 2024 was $53.8 million, an increase of $225,000, or 0.4%, from $53.6 million for the fourth quarter of 2023. The increase in total non-interest expense was mainly due to an increase of $2.0 million in salaries and employee benefits primarily due to increases in payroll taxes due to annual counter resets, and an increase of $938,000 in occupancy and equipment expense, net, due to higher real estate taxes and maintenance expense. These increases were offset by a $2.0 million decrease in impairment charges on assets held for sale, and an $837,000 decrease in data processing expenses due to decreased merger-related expenses. Other non-interest expense includes $1.1 million of charges related to branch consolidations incurred during the first quarter of 2024.

Our efficiency ratio was 51.94% for the first quarter of 2024 compared to 51.63% for the fourth quarter of 2023, an increase of 31 basis points. Excluding significant items, our adjusted efficiency ratio(1) for the first quarter 2024 was 51.75%, compared to 48.64% for the fourth quarter of 2023.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Income Taxes

We recorded income tax expense of $10.1 million during the first quarter of 2024, compared to $10.4 million during the fourth quarter of 2023. The effective tax rates were 25.0% and 25.9% for the first quarter of 2024 and fourth quarter of 2023, respectively.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $9.4 billion as of March 31, 2024, an increase of $528.5 million, or 6.0%, compared to $8.9 billion at December 31, 2023. The increase was primarily due to an increase in cash and cash equivalents of $410.7 million, inclusive of $200.0 million in short-term investments, and an increase in net loans and leases held for investment of $93.2 million mainly due to growth in commercial and industrial originations, offset by a decline of $52.0 million in commercial real estate.

Asset and Credit Quality

The ACL was $102.4 million as of March 31, 2024, an increase of $680,000, or 0.7%, from $101.7 million at December 31, 2023. Net charge-offs of loans and leases during the first quarter of 2024 were $6.2 million, or 0.37% of average loans and leases, on an annualized basis. This was a decrease of $6.0 million compared to net charge-offs of $12.2 million, or 0.73% of average loans and leases, during the fourth quarter of 2023. The decrease is primarily due to lower charge-offs in the commercial and industrial and commercial real estate loan portfolios.

Non-performing assets were $68.7 million, or 0.73% of total assets, as of March 31, 2024, an increase of $3.4 million from $65.3 million, or 0.74% of total assets, at December 31, 2023. The increase was primarily the result of migration within the government guaranteed loan portfolio to non-accrual status. The government guaranteed portion of non-accrual loans was $7.1 million at March 31, 2024 compared to $4.2 million at December 31, 2023.

Deposits and Other Liabilities

Total deposits increased $173.2 million to $7.4 billion at March 31, 2024 compared to $7.2 billion at December 31, 2023. The increase in deposits in the current quarter was mainly due to increases in time deposits and interest bearing checking accounts. Time deposit growth of $137.7 million was principally due to increases in consumer time deposits from deposit campaigns. Interest-bearing demand deposits increased $109.5 million primarily due to growth in commercial deposits.

Total borrowings and other liabilities were $1.1 billion at March 31, 2024, an increase of $336.4 million from $714.8 million at December 31, 2023. The increase was primarily driven by a $200.0 million advance under the Bank Term Funding Program and increases in Federal Home Loan Bank advances, offset by a decrease of $11.3 million as a result of the repayment of the amount outstanding under our revolving line of credit.

Stockholders’ Equity

Total stockholders’ equity grew to $1.0 billion at March 31, 2024, an increase of $18.9 million from $990.2 million at December 31, 2023. The quarterly increase was primarily due to increased retained earnings from net income.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, April 26, 2024, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 470-1428; passcode 371735. A recorded replay can be accessed through May 10, 2024, by dialing (866) 813-9403; passcode: 454029.

A slide presentation relating to our first quarter 2024 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.4 billion in assets and operates 48 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors / Media:
Brooks Rennie
Investor Relations Director
312-660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	March 31,	December 31,	March 31,
(dollars in thousands)	2024	2023	2023
ASSETS
Cash and due from banks	$58,640	$60,431	$52,725
Interest bearing deposits with other banks	578,197	165,705	231,486
Cash and cash equivalents	636,837	226,136	284,211
Equity and other securities, at fair value	9,135	8,743	8,339
Securities available-for-sale, at fair value	1,379,147	1,342,480	1,164,387
Securities held-to-maturity, at amortized cost	1,156	1,157	2,704
Restricted stock, at cost	22,793	16,304	38,777
Loans held for sale	23,568	18,005	28,379
Loans and leases:
Loans and leases	6,778,214	6,684,306	5,515,332
Allowance for credit losses - loans and leases	(102,366)	(101,686)	(90,465)
Net loans and leases	6,675,848	6,582,620	5,424,867
Servicing assets, at fair value	20,992	19,844	20,944
Premises and equipment, net	64,466	66,627	56,098
Goodwill and other intangible assets, net	202,133	203,478	157,432
Bank-owned life insurance	97,748	96,900	82,693
Deferred tax assets, net	53,029	50,058	64,918
Accrued interest receivable and other assets	223,651	249,615	196,597
Total assets	$9,410,503	$8,881,967	$7,530,346
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,851,727	$1,905,876	$1,952,045
Interest-bearing deposits	5,498,475	5,271,123	3,860,607
Total deposits	7,350,202	7,176,999	5,812,652
Other borrowings	721,173	395,190	662,810
Subordinated notes, net	73,909	73,866	73,735
Junior subordinated debentures issued to capital trusts, net	70,567	70,452	37,442
Accrued interest payable and other liabilities	185,603	175,309	148,057
Total liabilities	8,401,454	7,891,816	6,734,696
STOCKHOLDERS’ EQUITY
Common stock	452	451	390
Additional paid-in capital	708,844	710,488	598,103
Retained earnings	455,532	429,036	356,365
Treasury stock	(48,869)	(49,707)	(51,066)
Accumulated other comprehensive loss, net of tax	(106,910)	(100,117)	(108,142)
Total stockholders’ equity	1,009,049	990,151	795,650
Total liabilities and stockholders’ equity	$9,410,503	$8,881,967	$7,530,346

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2024	2023	2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$123,792	$124,042	$92,343
Interest on securities	9,734	9,227	6,600
Other interest and dividend income	4,795	2,345	1,059
Total interest and dividend income	138,321	135,614	100,002
INTEREST EXPENSE
Deposits	45,962	43,252	16,298
Other borrowings	3,824	3,051	5,888
Subordinated notes and debentures	2,994	3,026	2,098
Total interest expense	52,780	49,329	24,284
Net interest income	85,541	86,285	75,718
PROVISION FOR CREDIT LOSSES	6,643	7,235	9,825
Net interest income after provision for credit losses	78,898	79,050	65,893
NON-INTEREST INCOME
Fees and service charges on deposits	2,427	2,486	2,120
Loan servicing revenue	3,364	3,377	3,380
Loan servicing asset revaluation	(703)	(1,234)	656
ATM and interchange fees	1,075	1,082	1,063
Change in fair value of equity securities, net	392	841	350
Net gains on sales of loans	5,533	5,480	5,148
Wealth management and trust income	1,157	1,256	924
Other non-interest income	2,228	1,215	1,504
Total non-interest income	15,473	14,503	15,145
NON-INTEREST EXPENSE
Salaries and employee benefits	33,953	31,974	30,394
Occupancy and equipment expense, net	5,284	4,346	4,444
Impairment charge on assets held for sale	—	1,980	20
Loan and lease related expenses	685	649	963
Legal, audit, and other professional fees	2,719	2,352	3,114
Data processing	4,145	4,982	3,783
Net (gain) loss recognized on other real estate owned and other related expenses	(98)	89	(103)
Other intangible assets amortization expense	1,345	1,550	1,455
Other non-interest expense	5,776	5,662	4,730
Total non-interest expense	53,809	53,584	48,800
INCOME BEFORE PROVISION FOR INCOME TAXES	40,562	39,969	32,238
PROVISION FOR INCOME TAXES	10,122	10,365	8,293
NET INCOME	$30,440	$29,604	$23,945
EARNINGS PER COMMON SHARE
Basic	$0.70	$0.69	$0.65
Diluted	$0.70	$0.68	$0.64

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share	March 31,	December 31,	March 31,
and per share data)	2024	2023	2023
Earnings per Common Share
Basic earnings per common share	$0.70	$0.69	$0.65
Diluted earnings per common share	$0.70	$0.68	$0.64
Adjusted diluted earnings per common share(1)(3)	$0.70	$0.73	$0.65
Weighted average common shares outstanding (basic)	43,258,087	43,065,294	36,955,085
Weighted average common shares outstanding (diluted)	43,727,344	43,537,778	37,539,912
Common shares outstanding	44,108,387	43,764,056	37,713,427
Cash dividends per common share	$0.09	$0.09	$0.09
Dividend payout ratio on common stock	12.86%	13.24%	14.06%
Book value per common share	$22.88	$22.62	$21.10
Tangible book value per common share(1)	$18.29	$17.98	$16.92
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.00%	4.08%	4.38%
Net interest margin, fully taxable equivalent (1)(4)	4.01%	4.09%	4.39%
Average cost of deposits	2.56%	2.42%	1.15%
Efficiency ratio(1)(2)	51.94%	51.63%	52.10%
Adjusted efficiency ratio(1)(2)(3)	51.75%	48.64%	51.54%
Non-interest income to total revenues(1)	15.32%	14.39%	16.67%
Non-interest expense to average assets	2.40%	2.42%	2.69%
Adjusted non-interest expense to average assets(1)(3)	2.39%	2.28%	2.67%
Return on average stockholders' equity	12.26%	12.56%	12.38%
Adjusted return on average stockholders' equity(1)(3)	12.31%	13.50%	12.62%
Return on average assets	1.36%	1.34%	1.32%
Adjusted return on average assets(1)(3)	1.36%	1.44%	1.35%
Pre-tax pre-provision return on average assets(1)	2.10%	2.13%	2.32%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.11%	2.27%	2.35%
Return on average tangible common stockholders' equity(1)	15.88%	16.68%	16.20%
Adjusted return on average tangible common stockholders' equity(1)(3)	15.95%	17.89%	16.49%
Non-interest-bearing deposits to total deposits	25.19%	26.56%	33.58%
Loans and leases held for sale and loans and lease held for investment to total deposits	92.54%	93.39%	95.37%
Deposits to total liabilities	87.49%	90.94%	86.31%
Deposits per branch	$153,129	$149,521	$152,965
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	1.00%	0.96%	0.84%
Total non-performing assets as a percentage of total assets	0.73%	0.74%	0.67%
ACL to total loans and leases held for investment, net before ACL	1.51%	1.52%	1.64%
Net charge-offs (annualized) to average total loans and leases held for investment, net before ACL - loans and leases	0.37%	0.73%	0.09%
Capital Ratios
Common equity to total assets	10.72%	11.15%	10.57%
Tangible common equity to tangible assets(1)	8.76%	9.06%	8.66%
Leverage ratio	10.91%	10.86%	10.46%
Common equity tier 1 capital ratio	10.59%	10.35%	10.27%
Tier 1 capital ratio	11.62%	11.39%	10.90%
Total capital ratio	13.66%	13.38%	13.19%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes merger-related expenses and impairment charges on assets held for sale and ROU assets.

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$339,449	$3,828	4.54%	$201,862	$1,822	3.58%	$97,578	$442	1.84%
Loans and leases(1)	6,681,488	123,792	7.45%	6,632,827	124,042	7.42%	5,484,372	92,343	6.83%
Taxable securities	1,422,661	9,822	2.78%	1,389,580	8,848	2.53%	1,275,377	6,431	2.04%
Tax-exempt securities(2)	159,984	1,112	2.80%	163,608	1,142	2.77%	151,817	994	2.65%
Total interest-earning assets	$8,603,582	$138,554	6.48%	$8,387,877	$135,854	6.43%	$7,009,144	$100,210	5.80%
Allowance for credit losses - loans and leases	(102,256)			(106,474)			(84,321)
All other assets	529,615			506,233			420,328
TOTAL ASSETS	$9,030,941			$8,787,636			$7,345,151
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$590,406	$2,429	1.65%	$570,706	$2,335	1.62%	$606,008	$2,494	1.67%
Money market accounts	2,237,324	19,660	3.53%	2,159,841	18,730	3.44%	1,465,677	7,728	2.14%
Savings	531,912	197	0.15%	560,372	208	0.15%	613,590	227	0.15%
Time deposits	1,992,357	23,676	4.78%	1,861,279	21,979	4.68%	966,409	5,849	2.45%
Total interest-bearing deposits	5,351,999	45,962	3.45%	5,152,198	43,252	3.33%	3,651,684	16,298	1.81%
Other borrowings	472,644	3,824	3.25%	395,711	3,051	3.06%	573,433	5,852	4.14%
Federal funds purchased	—	—	0.00%	—	—	0.00%	2,778	36	5.30%
Subordinated notes and debentures	144,387	2,994	8.34%	144,230	3,026	8.32%	111,101	2,098	7.66%
Total borrowings	617,031	6,818	4.44%	539,941	6,077	4.47%	687,312	7,986	4.71%
Total interest-bearing liabilities	$5,969,030	$52,780	3.56%	$5,692,139	$49,329	3.44%	$4,338,996	$24,284	2.27%
Non-interest-bearing demand deposits	1,874,322			1,950,644			2,076,613
Other liabilities	188,783			209,656			145,253
Total stockholders’ equity	998,806			935,197			784,289
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,030,941			$8,787,636			$7,345,151
Net interest spread(3)			2.92%			2.99%			3.53%
Net interest income, fully taxable equivalent		$85,774			$86,525			$75,926
Net interest margin, fully taxable equivalent(2)(4)			4.01%			4.09%			4.39%
Less: Tax-equivalent adjustment		233	0.01%		240	0.01%		208	0.01%
Net interest income		$85,541			$86,285			$75,718
Net interest margin(4)			4.00%			4.08%			4.38%

Net loan accretion impact on margin		$4,284	0.20%		$5,110	0.24%		$729	0.04%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

	March 31, 2024		December 31, 2023		March 31, 2023
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases:
Commercial real estate	$1,879,149	27.7%	$1,907,029	28.5%	$1,749,808	31.7%
Residential real estate	488,887	7.2%	465,133	7.0%	441,291	8.0%
Construction, land development, and other land	416,996	6.2%	415,162	6.2%	446,763	8.1%
Commercial and industrial	2,420,952	35.7%	2,311,563	34.6%	2,061,267	37.4%
Installment and other	2,855	0.0%	2,919	0.0%	1,603	0.0%
Leasing financing receivables	691,617	10.2%	665,239	10.0%	552,174	10.0%
Total originated loans and leases	$5,900,456	87.0%	$5,767,045	86.3%	$5,252,906	95.2%
Purchased credit deteriorated loans:
Commercial real estate	$117,460	1.7%	$137,807	2.1%	$39,000	0.7%
Residential real estate	39,535	0.6%	42,510	0.6%	30,070	0.6%
Construction, land development, and other land	26,418	0.4%	25,331	0.4%	345	0.0%
Commercial and industrial	18,100	0.3%	19,460	0.3%	1,745	0.0%
Installment and other	118	0.0%	125	0.0%	134	0.0%
Total purchased credit deteriorated loans	$201,631	3.0%	$225,233	3.4%	$71,294	1.3%
Acquired non-credit-deteriorated loans and leases:
Commercial real estate	$271,720	4.0%	$275,476	4.1%	$140,576	2.6%
Residential real estate	204,589	3.0%	211,887	3.2%	27,975	0.5%
Construction, land development, and other land	85,553	1.3%	86,344	1.3%	—	0.0%
Commercial and industrial	113,673	1.7%	117,538	1.7%	20,793	0.4%
Installment and other	166	0.0%	156	0.0%	85	0.0%
Leasing financing receivables	426	0.0%	627	0.0%	1,703	0.0%
Total acquired non-credit-deteriorated loans and leases	$676,127	10.0%	$692,028	10.3%	$191,132	3.5%
Total loans and leases	$6,778,214	100.0%	$6,684,306	100.0%	$5,515,332	100.0%
Allowance for credit losses - loans and leases	(102,366)		(101,686)		(90,465)
Total loans and leases, net of allowance for credit losses - loans and leases	$6,675,848		$6,582,620		$5,424,867

The following table presents the balance and activity within the allowance for credit losses - loans and lease for the periods indicated:

	Three Months Ended
	March 31,		December 31,		March 31,
(dollars in thousands)	2024		2023		2023
ACL - loans and leases, beginning of period	$101,686		$105,696		$81,924
Provision for credit losses - loans and leases	6,891		8,176		9,712
Net charge-offs - loans and leases	(6,211)		(12,186)		(1,171)
ACL - loans and leases, end of period	$102,366		$101,686		$90,465
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL	0.37%		0.73%		0.09%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	1.11	x	0.67	x	8.29	x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases and other real estate owned at the date indicated:

				March 31, 2024
				Change from
(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Non-performing assets:
Non-accrual loans and leases	$67,899	$64,107	$46,536	5.9%	45.9%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$67,899	$64,107	$46,536	5.9%	45.9%
Other real estate owned	785	1,200	3,712	(34.6)%	(78.8)%
Total non-performing assets	$68,684	$65,307	$50,248	5.2%	36.7%
Total non-performing loans and leases as a percentage of total loans and leases	1.00%	0.96%	0.84%
Total non-performing assets as a percentage of total assets	0.73%	0.74%	0.67%
Allowance for credit losses - loans and lease as a percentage of non-performing loans and leases	150.76%	158.62%	194.40%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$7,138	$4,154	$2,335	71.8%	205.6%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$7,138	$4,154	$2,335	71.8%	205.6%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.90%	0.90%	0.80%
Total non-performing assets not guaranteed as a percentage of total assets	0.65%	0.69%	0.64%

The following table presents the composition of deposits at the dates indicated:

				March 31, 2024
				Change from
(dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
Non-interest-bearing demand deposits	$1,851,727	$1,905,876	$1,952,045	(2.8)%	(5.1)%
Interest-bearing checking accounts	687,142	577,609	560,837	19.0%	22.5%
Money market demand accounts	2,263,819	2,266,030	1,453,688	(0.1)%	55.7%
Other savings	524,890	542,532	590,231	(3.3)%	(11.1)%
Time deposits (below $250,000)	1,594,290	1,520,082	1,089,785	4.9%	46.3%
Time deposits ($250,000 and above)	428,334	364,870	166,066	17.4%	157.9%
Total deposits	$7,350,202	$7,176,999	$5,812,652	2.4%	26.5%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2024	2023	2023
Net income and earnings per share excluding significant items:
Reported Net Income	$30,440	$29,604	$23,945
Significant items:
Impairment charges on assets held for sale and ROU assets	194	1,981	20
Merger-related expenses	—	1,035	489
Tax benefit	(52)	(793)	(56)
Adjusted Net Income	$30,582	$31,827	$24,398
Reported Diluted Earnings per Share	$0.70	$0.68	$0.64
Significant items:
Impairment charges on assets held for sale and ROU assets	—	0.05	—
Merger-related expenses	—	0.02	0.01
Tax benefit	—	(0.02)	—
Adjusted Diluted Earnings per Share	$0.70	$0.73	$0.65

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data,	March 31,	December 31,	March 31,
ratios annualized, where applicable)	2024	2023	2023
Adjusted non-interest expense:
Non-interest expense	$53,809	$53,584	$48,800
Less: Significant items
Impairment charges on assets held for sale and ROU assets	194	1,981	20
Merger-related expenses	—	1,035	489
Adjusted non-interest expense	$53,615	$50,568	$48,291
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$53,615	$50,568	$48,291
Less: Amortization of intangible assets	1,345	1,550	1,455
Adjusted non-interest expense excluding amortization of intangible assets	$52,270	$49,018	$46,836
Pre-tax pre-provision net income:
Pre-tax income	$40,562	$39,969	$32,238
Add: Provision for credit losses	6,643	7,235	9,825
Pre-tax pre-provision net income	$47,205	$47,204	$42,063
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$47,205	$47,204	$42,063
Add: Impairment charges on assets held for sale and ROU assets	194	1,981	20
Add: Merger-related expenses	—	1,035	489
Adjusted pre-tax pre-provision net income	$47,399	$50,220	$42,572
Tax equivalent net interest income:
Net interest income	$85,541	$86,285	$75,718
Add: Tax-equivalent adjustment	233	240	208
Net interest income, fully taxable equivalent	$85,774	$86,525	$75,926
Total revenue:
Net interest income	$85,541	$86,285	$75,718
Add: Non-interest income	15,473	14,503	15,145
Total revenue	$101,014	$100,788	$90,863
Tangible common stockholders' equity:
Total stockholders' equity	$1,009,049	$990,151	$795,650
Less: Goodwill and other intangibles	202,133	203,478	157,432
Tangible common stockholders' equity	$806,916	$786,673	$638,218
Tangible assets:
Total assets	$9,410,503	$8,881,967	$7,530,346
Less: Goodwill and other intangibles	202,133	203,478	157,432
Tangible assets	$9,208,370	$8,678,489	$7,372,914
Average tangible common stockholders' equity:
Average total stockholders' equity	$998,806	$935,197	$784,289
Less: Average goodwill and other intangibles	202,773	204,191	158,181
Average tangible common stockholders' equity	$796,033	$731,006	$626,108
Average tangible assets:
Average total assets	$9,030,941	$8,787,636	$7,345,151
Less: Average goodwill and other intangibles	202,773	204,191	158,181
Average tangible assets	$8,828,168	$8,583,445	$7,186,970
Tangible net income available to common stockholders:
Net income available to common stockholders	$30,440	$29,604	$23,945
Add: After-tax intangible asset amortization	986	1,138	1,066
Tangible net income available to common stockholders	$31,426	$30,742	$25,011
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$31,426	$30,742	$25,011
Impairment charges on assets held for sale and ROU assets	194	1,981	20
Merger-related expenses	—	1,035	489
Tax benefit on significant items	(52)	(793)	(56)
Adjusted tangible net income available to common stockholders	$31,568	$32,965	$25,464

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share	March 31,	December 31,	March 31,
data, ratios annualized, where applicable)	2024	2023	2023
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$47,205	$47,204	$42,063
Average total assets	9,030,941	8,787,636	7,345,151
Pre-tax pre-provision return on average assets	2.10%	2.13%	2.32%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$47,399	$50,220	$42,572
Average total assets	9,030,941	8,787,636	7,345,151
Adjusted pre-tax pre-provision return on average assets	2.11%	2.27%	2.35%
Net interest margin, fully taxable equivalent:
Net interest income, fully taxable equivalent	$85,774	$86,525	$75,926
Total average interest-earning assets	8,603,582	8,387,877	7,009,144
Net interest margin, fully taxable equivalent	4.01%	4.09%	4.39%
Non-interest income to total revenues:
Non-interest income	$15,473	$14,503	$15,145
Total revenues	101,014	100,788	90,863
Non-interest income to total revenues	15.32%	14.39%	16.67%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$53,615	$50,568	$48,291
Average total assets	9,030,941	8,787,636	7,345,151
Adjusted non-interest expense to average assets	2.39%	2.28%	2.67%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$52,270	$49,018	$46,836
Total revenues	101,014	100,788	90,863
Adjusted efficiency ratio	51.75%	48.64%	51.54%
Adjusted return on average assets:
Adjusted net income	$30,582	$31,827	$24,398
Average total assets	9,030,941	8,787,636	7,345,151
Adjusted return on average assets	1.36%	1.44%	1.35%
Adjusted return on average stockholders' equity:
Adjusted net income	$30,582	$31,827	$24,398
Average stockholders' equity	998,806	935,197	784,289
Adjusted return on average stockholders' equity	12.31%	13.50%	12.62%
Tangible common equity to tangible assets:
Tangible common equity	$806,916	$786,673	$638,218
Tangible assets	9,208,370	8,678,489	7,372,914
Tangible common equity to tangible assets	8.76%	9.06%	8.66%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$31,426	$30,742	$25,011
Average tangible common stockholders' equity	796,033	731,006	626,108
Return on average tangible common stockholders' equity	15.88%	16.68%	16.20%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$31,568	$32,965	$25,464
Average tangible common stockholders' equity	796,033	731,006	626,108
Adjusted return on average tangible common stockholders' equity	15.95%	17.89%	16.49%
Tangible book value per share:
Tangible common equity	$806,916	$786,673	$638,218
Common shares outstanding	44,108,387	43,764,056	37,713,427
Tangible book value per share	$18.29	$17.98	$16.92